EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IMH Financial Corporation
Scottsdale, Arizona

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 15, 2011, relating to the consolidated financial statements of IMH Financial Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ BDO USA, LLP
Phoenix, Arizona

July 7, 2011